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                                 Exhibit (14)(c)

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Combined Prospectus/Proxy Statement constituting part of this registration statement on Form N-14 (the "Registration Statement") of our report dated January 16, 1995, relating to the November 30, 1994 financial statements and financial highlights of Paragon Treasury Money Market Fund, Paragon Short-Term Government Fund, Paragon Intermediate-Term Bond Fund, Paragon Louisiana Tax-Free Fund, Paragon Value Growth Fund, Paragon Value Equity Income Fund and Paragon Gulf South Growth Fund (constituting the Paragon Portfolio). We also consent to the references to us under the headings "Counsel and Independent Accountants" and "Financial Statements" in the Combined Prospectus/Proxy Statement, and to the references to us under the heading "Financial Highlights" in the Paragon Portfolio Prospectus dated March 30, 1995 and under the headings "Independent Accountants" and "Financial Statements" in the Paragon Portfolio Statement of Additional Information dated March 30, 1995, both of which have been incorporated by reference into the Registration Statement.


PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, NY 10036
January 16, 1996